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                              CELL PATHWAYS, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 2, 1998

   The undersigned stockholder of Cell Pathways, Inc., a Delaware corporation ("CPI"), hereby acknowledges receipt of the Notice of Special Meeting of the Stockholders of CPI and Joint Proxy Statement/Prospectus of CPI, Tseng Labs, Inc. and Cell Pathways Holdings, Inc., a Delaware corporation ("CPHI"), and hereby appoints Robert J. Towarnicki, Brian J. Hayden and Richard H. Troy, and each of them, proxies and attorneys-in-fact with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of the Stockholders of CPI, to be held at the offices of CPI, located at 702 Electronic Drive, Horsham, Pennsylvania, on November 2, 1998 at 10:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, and to vote all shares of common stock and/or preferred stock which the undersigned may be entitled to vote if then and there personally present, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

   UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE CPI SPECIAL MEETING, THIS PROXY WILL BE VOTED WITH RESPECT TO SUCH MATTERS IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS VOTING SUCH PROXIES.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS DESCRIBED
                                     BELOW.

PROPOSAL 1: TO: (i) approve and adopt the Agreement and Plan of Reorganization, dated as of June 23, 1998, by and between CPI and Tseng Labs, Inc., a Utah corporation (the "Reorganization Agreement"), (ii) approve the merger of CPI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of CPHI, with and into CPI pursuant to which CPI will become a wholly-owned subsidiary of CPHI and (iii) approve the other transactions contemplated by the Reorganization Agreement.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
                   (Continued and to be signed on other side)
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                          (Continued from other side)

PROPOSAL 2: To approve and adopt an amendment to the CPI Certificate of
            Incorporation which provides that the holders of CPI Preferred Stock will only receive the consideration for their shares set forth in the Reorganization Agreement.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
                                             Dated

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                                             Signature(s)

                                             Please sign exactly as your name
                                             appears hereon. If the stock is
                                             registered in the names of two or
                                             more persons, each should sign.
                                             Executors, administrators,
                                             trustees, guardians and
                                             attorneys-in-fact should add their
                                             titles. If signer is a corporation,
                                             please give full corporate name and
                                             have a duly authorized officer
                                             sign, stating title. If signer is a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE
            WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.